LURIE, BESIKOF, LAPIDUS & CO., LLP
                          Certified Public Accountants

                             2501 Wayzata Boulevard
                        Minneapolis, Minnesota 55405-2197
                             Telephone 612-377-4404
                             Telecopier 612-377-1325



Securities and Exchange Commission
450 - 5th Street NW
Washington, DC  20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Game Financial Corporation dated November 14, 1996.

Sincerely,


/s/ Lurie, Besikof, Lapidus & Co., LLP

LURIE, BESIKOF, LAPIDUS & CO., LLP
Minneapolis, Minnesota
November 14, 1996